EXHIBIT 21


                                  SUBSIDIARIES


                                         STATE OF
                                       INCORPORATION
                                           OR
              SUBSIDIARY                ORGANIZATION                 DBA
              ----------                ------------                 ---
BRAVOKILO, INC.                         Indiana            Burger King restaurant

FULL SERVICE DINING, INC.               Indiana            Spageddies restaurant

SOUTHWEST DINING, INC.                  Indiana            Chili's restaurant

GRAYLING CORPORATION                    Delaware           Chili's restaurant

CHILI'S OF MT. LAUREL, INC.             Delaware           Chili's restaurant

CHILI'S OF CHRISTIANA, INC.             Delaware           Chili's restaurant

GRADY'S AMERICAN GRILL RESTAURANT       Indiana            Grady's American Grill
CORPORATION                                                restaurant

GAGHC, INC.                             Delaware           Grady's American Grill
                                                           restaurant

GAGLC, INC.                             Texas              Grady's American Grill
                                                           restaurant

GRADY'S AMERICAN GRILL L.P.             Texas              Grady's American Grill
                                                           restaurant

GRADY'S, INC.                           Tennessee          Grady's American Grill
                                                           restaurant

TRI-STATE CONSTRUCTION CO., INC.        Indiana            Tri-State Construction Co., Inc.

GRAYLING MANAGEMENT CORPORATION         Delaware           Chili's Restaurant